UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2025

The Cigna Group
(Exact name of registrant as specified in its charter)

Delaware	001-38769	82-4991898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 22, 2025, the Board of Directors (the “Board”) of The Cigna Group (the “Company”) approved changes to the Board’s committee structure, effective January 1, 2026 (the “Effective Date”).  Recognizing and responding to the dynamic landscape of the health services industry, these changes reflect the Board’s ongoing commitment to strong corporate governance practices.  The Board undertook a comprehensive review of the overall committee structure and the responsibilities of each committee, including ensuring the committees’ scope of responsibilities are aligned with the Company’s strategic priorities, remains balanced and appropriate, and provides additional opportunities for the full Board to focus on matters significant to the Company.

Changes related to the responsibilities of the Compliance Committee.

1.
Compliance Committee.  Given that the scope of the Compliance Committee’s oversight responsibilities was reduced upon the sale of the Company’s Medicare Advantage, Medicare Individual Stand-Alone Prescription Drug Plans, Medicare and Other Supplemental Benefits, and CareAllies businesses in March 2025, the responsibilities of the Compliance Committee will be assumed by the Board and other committees and the Compliance Committee will cease being a separate standing committee.

2.
Audit and Compliance Committee.  Oversight of compliance matters remains an area of priority for the Board, and the Audit Committee will be renamed as the “Audit and Compliance Committee” with responsibility for enterprise compliance matters.

3.
Corporate Governance Committee.  The Corporate Governance Committee will assume oversight of the Company’s ethics program, including with respect to the Company’s Code of Ethics and Principles of Conduct and the Director Code of Business Conduct and Ethics.  The Corporate Governance Committee will also oversee public clinical reporting.

4.
Oversight of Clinical Compliance.  Oversight of clinical compliance, including the patient experience and satisfaction, will be exercised by the full Board, given its connection to the Board’s oversight of enterprise strategy.

Changes related to the responsibilities of oversight of technology.

5.
Finance and Technology Committee.  Oversight of technology-related matters, including with respect to technology strategy and execution, information protection security program, business continuity and disaster recovery and artificial intelligence will be consolidated into the Finance Committee, which will be renamed the “Finance and Technology Committee.”

There are no material changes in the People Resources Committee’s responsibilities.  Additional information on the committees’ responsibilities can be found in the committee charters, available on the Company’s website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CIGNA GROUP

Date: November 18, 2025	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President, Chief Administrative Officer and General Counsel